Exhibit 10.5
EXECUTION VERSION
SECURITY AGREEMENT
dated as of May 23, 2007
between
EACH OF THE GRANTORS PARTY HERETO
and
THE BANK OF NOVA SCOTIA,
as Collateral Agent

SCHEDULE 4.1 — GENERAL INFORMATION
SCHEDULE 4.3 — INVESTMENT RELATED PROPERTY

i

SCHEDULE 4.5 — INTELLECTUAL PROPERTY — EXCEPTIONS
SCHEDULE 4.6 — COMMERCIAL TORT CLAIMS
EXHIBIT A — PLEDGE SUPPLEMENT
EXHIBIT B — DEPOSIT ACCOUNT CONTROL AGREEMENT
EXHIBIT C — TRADEMARK SECURITY AGREEMENT

ii

          This SECURITY AGREEMENT, dated as of May 23, 2007 (this “Agreement”), between EACH OF THE UNDERSIGNED (other than the Collateral Agent (as herein defined)), whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and THE BANK OF NOVA SCOTIA, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).
RECITALS:
     WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Las Vegas Sands, LLC (“Company”), certain subsidiaries of Company, the lenders party thereto from time to time (the “Lenders”), Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Citigroup Global Markets Inc., as joint lead arrangers, joint bookrunners and syndication agents, The Bank of Nova Scotia, as administrative agent and Collateral Agent, and JPMorgan Chase Bank, N.A., as documentation agent;
     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedging Agreements with one or more Lender Counterparties;
     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedging Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Hedging Agreements as set forth herein;
     WHEREAS, Las Vegas Sands Corp. (“LVSC”), the direct parent of Company, entered into that certain Indenture, dated as of February 10, 2005, as supplemented by Supplemental Indentures, dated as of February 22, 2005 and May ___, 2007 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “LVSC Notes Indenture”), among LVSC, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “LVSC Notes Indenture Trustee”); and
     WHEREAS, pursuant to the equal and ratable provisions set forth in the LVSC Notes Indenture, the security interests granted herein in favor of the secured parties in respect of the Credit Agreement will be pari passu with the security interests granted herein in favor of the holders of LVSC Notes.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:
SECTION 1. DEFINITIONS; GRANT OF SECURITY.
     1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:
          “Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
          “Additional Grantors” shall have the meaning assigned in Section 5.3.
          “Agreement” shall have the meaning set forth in the preamble.

          “Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
          “Cash Proceeds” shall have the meaning assigned in Section 7.6.
          “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.
          “Collateral” shall have the meaning assigned in Section 2.1.
          “Collateral Account” shall mean any account established by the Collateral Agent.
          “Collateral Agent” shall have the meaning set forth in the preamble.
          “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time).
          “Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.3 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).
          “Company” shall have the meaning set forth in the recitals.
          “Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).
          “Copyrights” shall mean all United States and foreign copyrights (including European Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.
          “Credit Agreement” shall have the meaning set forth in the recitals.
          “Credit Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the Agents, the Lenders and the Lender Counterparties or any of them under any Credit Document and all extensions and renewals thereof, (including, without limitation, with respect to a Hedging Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Grantor, would have accrued on any Credit Obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Hedging Agreements, fees, expenses, indemnification or otherwise.
          “Credit Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Credit Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Credit Obligations have not been paid or satisfied in full.
          “Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.3 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).
          “Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “Event of Default” shall have the meaning set forth in the Credit Agreement.
          “General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements (in each case, regardless of whether characterized as general intangibles under the UCC).

          “Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
          “Grantors” shall have the meaning set forth in the preamble.
          “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof but subject to Section 2.2) and (ii) any key man life insurance policies (other than workers’ compensation policies and policies covering the life or health of security guards of Sheldon G. Adelson).
          “Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.
          “Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
          “Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.
          “Investment Related Property” shall mean all of the following (regardless of whether classified as investment property under the UCC): all Pledged Debt, the Investment Accounts and certificates of deposit.
          “Lender” shall have the meaning set forth in the recitals.
          “Lender Counterparty” shall mean each Lender or Agent or any Affiliate of a Lender or Agent counterparty to a Hedging Agreement including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.
          “LVSC Notes Indenture Trustee” shall have the meaning set forth in the recitals.
          “LVSC Notes Obligations” shall mean all obligations of every nature of Grantors from time to time arising out of or in connection with the LVSC Notes, the LVSC Notes Indenture and the other LVSC Notes Documents and all extensions and renewals thereof, whether for principal, interest (including, interest that, but for the filing of a petition in bankruptcy with respect to such Grantor, would accrue on such obligations at the contract rate whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), payments for early termination, fees, expenses, indemnification or otherwise.
          “LVSC Notes Secured Parties” shall mean the holders of LVSC Notes and the LVSC Notes Indenture Trustee.

          “Material Intellectual Property” shall have the meaning assigned in Section 4.5.
          “Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).
          “Obligations” shall mean, collectively, the Credit Obligations and the LVSC Notes Obligations.
          “On-Site Cash” means amounts held in cash at any casino owned or operated by any Credit Party in connection with and necessary for the ordinary course operations of such casino, as reasonably certified by Borrower, which amounts shall not exceed (i) $35,000,000 for the casino at the Venetian Facility; plus (ii) from and after the Palazzo Opening Date, $35,000,000 for the casino located at the Palazzo Site, plus (iii) from and after the Opening Date of any other casino owned or operated by a Credit Party, $35,000,000; provided that the foregoing limits may be increased with the consent of the Administrative Agent (such consent not to be unreasonably withheld) either (x) concurrently with any increase in the size of gaming areas or number of tables located at the applicable casino, or (y) whenever the Company believes such an increase is advisable (including as a result of any legal requirements).
          “Owned Intellectual Property” shall have the meaning assigned in Section 4.5.
          “Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).
          “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.5(A) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.
          “Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.
          “Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.
          “Pledged Debt” shall mean all Indebtedness owed to any Grantor, including, without limitation, all Indebtedness described on Schedule 4.3(A) under the heading “Pledged

Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.
          “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
          “Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
          “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.
          “Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).
          “Secured Obligations” shall have the meaning assigned in Section 3.1.
          “Secured Parties” shall mean, collectively, the Credit Secured Parties and LVSC Notes Secured Parties.
          “Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
          “Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

          “Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.
          “Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).
          “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
          “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY.

     2.1 Grant of Security. Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, each Grantor hereby grants to the Collateral Agent, on behalf of all Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):
          (a) Accounts;
          (b) Chattel Paper;
          (c) Documents;
          (d) General Intangibles;
          (e) Goods;
          (f) Instruments;
          (g) Insurance;
          (h) Intellectual Property;
          (i) Investment Related Property;
          (j) Letter of Credit Rights;
          (k) Money;
          (l) Receivables and Receivable Records;
          (m) Commercial Tort Claims;
          (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
          (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
     2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any property or assets for so long as such property or assets are subject to a Lien permitted under Sections 6.2(n), (u), (r), (s) or (y) of the Credit Agreement (in the case of assets subject to Liens under Sections 6.2(r) or (s), to the extent the documents granting or governing such Liens or the Indebtedness secured thereby would prohibit the granting of a security interest hereunder); (b) any Equipment to the extent such Grantor’s interest therein may not be assigned or a security interest therein may not be granted; (c) any lease, license, contract, property rights or agreement or other general intangible to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall (x) constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above or (y) require any consent to assignment which has not been obtained; (d) any Equity Interests of Company, Interface, any of their Subsidiaries or any other Person held by Company, Interface or any of their Subsidiaries or any related partnership agreements, membership agreements, operating agreements, joint venture agreements or any similar agreements; (e) any assets which if pledged, hypothecated or given as collateral security would require any Grantor to seek approval of any Nevada Gaming Authority or Pennsylvania Gaming Authority of the pledge, hypothecation or collateralization, or require the Collateral Agent or any other Secured Party to be licensed, qualified or found suitable by an applicable Nevada Gaming Authority or Pennsylvania Gaming Authority; (f) the Harrah’s Shared Garage Lease; and (g) any United States intent-to-use trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith.
SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.
     3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations").
     3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.
     4.1 Generally.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date, that:

          (i) except as otherwise permitted by the Credit Agreement and the LVSC Notes Indenture, it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;
          (ii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time without the consent of any party hereto);
          (iii) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or principal place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;
          (iv) (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper, money and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral to the extent a security interest in the Collateral can be perfected under Article 9 of the UCC;
          (v) except as set forth on Schedule 4.1(F), all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;
          (vi) except as set forth on Schedule 4.1(F), no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (v) above;

          (vii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A). Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;
          (viii) Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and as of the date hereof all of such Pledged Debt is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes, among other things, all of the issued and outstanding intercompany Indebtedness; and
          (ix) all material letters of credit to which such Grantor has rights are listed on Schedule 4.1(E).
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
          (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein not permitted under the Credit Documents;
          (ii) unless waived by the Collateral Agent, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least 15 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;
          (iii) except as permitted by the Credit Documents, it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral in any material respect; and
          (iv) it shall not sell, transfer or assign any Collateral except as permitted by the Credit Agreement and the LVSC Notes Indenture.
     4.2 Receivables.
          (a) Representations and Warranties. Each Grantor represents and warrants on the Closing Date that:

          (i) as of the date hereof, none of the Account Debtors in respect of any Receivable in excess of $5,000,000 individually is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. As of the date hereof, no Receivable in excess of $5,000,000 individually requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and
          (ii) as of the date hereof, no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
          (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables;
          (ii) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be promptly (and in any event within five Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and
          (c) Delivery and Control of Receivables. With respect to any Receivables in excess of $5,000,000 individually that is evidenced by, or constitutes, Chattel Paper or Instruments (other than checks), each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the

Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $5,000,000 individually which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within 30 days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.
     4.3 Investment Related Property.
          4.3.1 Investment Related Property Generally
          (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
          (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.3 as required hereby;
          (ii) except as provided in the next sentence, in the event such Grantor receives any interest or distributions on any Investment Related Property, or any other securities or property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all dividends and distributions and all payments of interest; and
          (iii) it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.
          (b) Delivery and Control.

          (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.3.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.3.1(b) promptly upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Pledged Debt that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC).
          4.3.2 Investment Accounts
          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that:
          (i) Schedule 4.3 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor customarily maintains an interest in excess of $10,000,000. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;
          (ii) Schedule 4.3 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor customarily maintains an interest in excess of $10,000,000. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and
          (iii) Each Grantor has delivered all Instruments to the Collateral Agent.
          (b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account in which the Grantor customarily maintains an interest in excess of $10,000,000 which is subject to a control agreement without the prior consent of the Collateral Agent and unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.3.2(c).
          (c) Delivery and Control

          (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement satisfactory to the Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account,” it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit B hereto (or otherwise reasonably satisfactory to the Collateral Agent), pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) Securities Accounts, Securities Entitlements or any Deposit Accounts that exist on the Closing Date, such that no more than $25,000,000 in such accounts in the aggregate is not covered by such control agreements, as of 90 days after the Closing Date (or such longer period as is agreed by the Collateral Agent) and (ii) any Deposit Accounts that are created or acquired after the Closing Date, such that no more than $25,000,000 in such accounts in the aggregate is not covered by such control agreements, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts. It is understood and agreed that no control agreements shall be required with respect to On-Site Cash, payroll accounts, benefits accounts, or other similar accounts designated for the benefit of third parties.
In addition to the foregoing, if any issuer of any Investment Related Property in an amount in excess of $2,000,000 is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.
     4.4 Material Contracts.
          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that no Material Contract (other than the Harrah’s Shared Garage Lease) prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to Section 4.4(b)(iii) hereof.
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
          (i) after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor,

notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;
          (ii) each Grantor shall deliver promptly to the Collateral Agent, and in any event within twenty (20) Business Days, after (1) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a copy of such material amendment or new contract (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 4.4(b)(iii)), and an explanation of any actions being taken with respect thereto; and
          (iii) each Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter.
     4.5 Intellectual Property.
          (a) Representations and Warranties. Except as disclosed in Schedule 4.5(C) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:
          (i) Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor (the “Owned Intellectual Property”) and Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;
          (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Owned Intellectual Property of such Grantor listed on Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property material to its business (together with the Owned Intellectual Property, the “Material Intellectual Property”), free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time);
          (iii) all Owned Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks included in the Owned Intellectual Property of such Grantor in full force and effect;

          (iv) all Owned Intellectual Property of such Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;
          (v) all registrations and applications for Copyrights, Patents and Trademarks included in the Owned Intellectual Property of such Grantor are subsisting in the name of such Grantor, and such Grantor has not licensed any Material Intellectual Property to any third party, except as disclosed in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time);
          (vi) to the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate, in any material respect, any Trademark, Patent, Copyright, Trade Secret or other Intellectual Property right owned or controlled by a third party; no claim has been made in writing that the use of any Material Intellectual Property owned or used by Grantor violates the asserted rights of any third party; and
          (vii) to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating, in any material respect, any rights in any Material Intellectual Property owned or used by such Grantor.
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:
          (i) except as permitted by the Credit Agreement, it shall not knowingly do any act or omit to do any act that would cause any of the Material Intellectual Property to lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;
          (ii) it shall not cease the use of any Trademarks included in the Owned Intellectual Property of such Grantor or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality; provided, however, that the foregoing shall not oblige such Grantor to continue to use any Trademark that such Grantor determines, in its reasonable business judgment, is no longer beneficial or necessary to the operation of such Grantor’s business;
          (iii) it shall promptly notify the Collateral Agent if it knows that any item of the Owned Intellectual Property of such Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court (excluding any non-final determinations of the United States Patent and Trademark Office with respect to pending Trademark applications); provided, however, that no such notice shall be required if any item of Owned Intellectual Property is abandoned in connection with a contribution, distribution, transfer or assignment of Intellectual Property that is permissible pursuant to the Credit Agreement;
          (iv) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain (except as permitted by the Credit Agreement) any registration of each Trademark, Patent, and Copyright now or hereafter included in the Owned Intellectual Property of such Grantor including, but not limited to, those items on Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time); provided, however, that the foregoing shall not oblige such Grantor to pursue any application or maintain any registration for any Trademark, Patent or Copyright that such Grantor determines, in its reasonable business judgment, is no longer beneficial or necessary to the operation of such Grantor’s business;
          (v) in the event that any Owned Intellectual Property of such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take such actions with respect to such infringement, misappropriation, or dilution as such Grantor deems necessary or appropriate in its reasonable business judgment to protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages, if such Grantor deems such a suit necessary or appropriate;
          (vi) it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing in such Grantor’s name of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration in such Grantor’s name of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;
          (vii) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Material Intellectual Property, except for the Lien created by and under this Agreement and the other Credit Documents and licenses granted in the ordinary course of business;
          (viii) it shall use proper statutory notice in connection with its use of any of the Owned Intellectual Property, consistent with such Grantor’s past practice; and
          (ix) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Owned Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
     4.6 Commercial Tort Claims
          (a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date that Schedule 4.6 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $4,000,000 individually; and
          (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $4,000,000 individually hereafter arising it shall deliver (promptly, and in any event within 30 days) to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.
SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS.
     5.1 Further Assurances.
          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
          (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and
          (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Owned Intellectual Property with any intellectual property registry in which said Owned Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing.
          (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     5.2 Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
     6.1 Power of Attorney. Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, subject to the terms of the Credit Agreement and the LVSC Notes Indenture, this Agreement and applicable Legal Requirements, from time to time upon and following the occurrence and continuation of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:
          (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to this Agreement;
          (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
          (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
          (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

          (e) to prepare and file any UCC financing statements against such Grantor as debtor;
          (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;
          (g) to the extent permitted by the Credit Agreement, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and
          (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7. REMEDIES.
     7.1 Generally.
          (a) Subject to compliance with applicable Nevada Gaming Laws and Pennsylvania Gaming Laws, if any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
          (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

          (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
          (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and
          (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.
          (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

          (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.
     7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of all Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     7.3 Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.
     7.4 Deposit Accounts.
     If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account subject to a control agreement or instruct the bank at which any Deposit Account subject to a control agreement is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.
     7.5 Intellectual Property.
          (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
          (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property included in the Collateral, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to comply with its obligations under Section 4.5(b)(v) hereof;
          (ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
          (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any Intellectual Property.
          (b) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights of quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.
     7.6 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.2 with respect to payments of Receivables, during the continuance of an Event of Default all proceeds of any Collateral received by any Grantor consisting of cash, checks and other similar non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.3.1(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent from a Grantor when an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the application of proceeds set forth in Section 7.2.
SECTION 8. COLLATERAL AGENT.
     The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties (including the LVSC Notes Secured Parties who, by accepting the benefits of the security interest granted hereunder, are deemed to have appointed the Collateral Agent as their agent for purposes of the grant of the security interests provided hereunder which secure the LVSC Note Obligations). The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action

(including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Credit Agreement and the LVSC Notes Indenture; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents (other than obligations under Hedging Agreements), exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Agreement) under all Hedging Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders, the LVSC Notes Trustee and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent and the Grantors, to appoint a successor Collateral Agent which must be acceptable to Grantors (unless an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. The Collateral Agent (including any successor Collateral Agent) shall enjoy the benefits afforded it under Section 9.6 of the Credit Agreement, it being understood that the indemnification provided thereunder shall come from the Lenders based on their Pro Rata Share as set forth therein, and that no indemnification shall be sought from, or required by, any LVSC Notes Secured Parties.
SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.
     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Credit Obligations (other than any contingent obligations for which no claim has yet been made), the cancellation or termination of the Commitments and the cancellation, expiration or cash collateralization on terms acceptable to the Issuing Bank of all outstanding Letters of Credit (it being understood that at such time, all security interests hereunder in favor of the LVSC Notes Secured Parties and securing the LVSC Notes Obligations shall be automatically released). Such security interests shall be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement and the LVSC Notes Documents, any Lender or holder of LVSC Notes may assign or otherwise transfer any Loans or LVSC Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders or holders of LVSC Notes, as the case may be, herein or otherwise. Upon the payment in full of all Credit Obligations (other than any contingent obligations for which no claim has yet been made) (without regard to the LVSC Notes Obligations), the cancellation, termination of the Commitments and the cancellation, expiration or cash collateralization on terms acceptable to the Issuing Bank of all outstanding Letters of Credit, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments and UCC-3 termination statements to evidence such termination. Upon any sale, transfer or other disposition of property permitted by the Credit Agreement (or agreed to by the Requisite Lenders and/or Administrative Agent under the Credit Agreement in accordance with the terms thereof, without any requirement to obtain the concurrence of any holder of LVSC Notes Obligations or the LVSC Notes Indenture Trustee), the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Upon the repayment of the LVSC Notes, the Liens granted herein securing the LVSC Notes shall be automatically released with no further action on the part of any Person, and all references in this Agreement to LVSC Notes Obligations and LVSC Notes Secured Parties shall be deemed to be deleted. Furthermore, upon the release of any Guarantor from the obligations of Article 7 of the Credit Agreement in accordance with the provisions of the Credit Agreement, such Grantor (and the Collateral at such time assigned by such Grantor pursuant hereto) shall be released from this Agreement. To the extent any property (including Specified FF&E) is financed by any lender pursuant to an FF&E Facility or pursuant to Section 6.1(f) or (j) the Collateral Agent shall release any Liens in favor of the Secured Parties on such assets (subject to the standstill or intercreditor agreement, if any, executed by the Collateral Agent or Administrative Agent in connection with such FF&E Facility). The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such releases.
SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
     The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may (to the extent provided herein) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.
SECTION 11. MISCELLANEOUS.
          (a) Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement (and in the case of the LVSC Notes Indenture Trustee, at the address designated for delivery of notices pursuant to the LVSC Notes Indenture).
          (b) No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents and LVSC Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          (c) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
          (d) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.
          (e) This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
          (f) This Agreement may be amended only by a written amendment executed by all the parties hereto evidencing their consent to such amendments. The consent of the Collateral Agent shall be directed by, to the extent required by the Credit Agreement, the vote of Required Lenders (or such other group of Lenders as is required thereunder). Amendments hereto shall not be subject to the vote or consent of any holders of LVSC Notes or the LVSC Notes Indenture Trustee.
          (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
          (h) SUBJECT TO THE APPLICATION OF NEVADA GAMING LAWS AND PENNSYLVANIA GAMING LAWS, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).
[remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LAS VEGAS SANDS, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

INTERFACE GROUP-NEVADA, INC.
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

LIDO CASINO RESORT HOLDING COMPANY, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

LIDO INTERMEDIATE HOLDING COMPANY, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

MALL INTERMEDIATE HOLDING COMPANY, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

PALAZZO CONDO TOWER, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

PHASE II MALL HOLDING, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

PHASE II MALL SUBSIDIARY, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

SANDS PENNSYLVANIA, INC.
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

VENETIAN CASINO RESORT, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

VENETIAN MARKETING, INC.
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

VENETIAN TRANSPORT LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

VENETIAN VENTURE DEVELOPMENT, LLC
By:	/s/ Robert P. Rozek
	Name:	Robert P. Rozek
	Title:	Senior Vice President and Chief Financial Officer

THE BANK OF NOVA SCOTIA, as the Collateral Agent
By:	/s/ Chris Osborn
Name: Chris Osborn
Title: Managing Director

SCHEDULE 4.1
TO SECURITY AGREEMENT
GENERAL INFORMATION
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Chief Executive
	Type of	Jurisdiction of	Office/Sole Place
Full Legal Name	Organization	Organization	of Business	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	Financing Statements:

Grantor	Filing Jurisdiction(s)

(E)	Letter of Credit Rights

Grantor	Description of Letters of Credit

(F)	Necessary Actions and Consents
SCHEDULE 4.1-1

SCHEDULE 4.3
TO SECURITY AGREEMENT
INVESTMENT RELATED PROPERTY
(A)	Pledged Debt:

		Original	Outstanding
		Principal	Principal
Grantor	Issuer	Amount	Balance	Issue Date	Maturity Date
All Credit Parties	All Credit Parties	Various	Various	May ___, 2007	On demand
Commodities Accounts:

Name of Commodities
Grantor	Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

EXHIBIT 4.3-1

SCHEDULE 4.5
TO SECURITY AGREEMENT
INTELLECTUAL PROPERTY
(A)	Owned Intellectual Property

(B)	Intellectual Property Licenses

(C)	Intellectual Property Exceptions
SCHEDULE 4.5-1

SCHEDULE 4.6
TO SECURITY AGREEMENT

Grantor	Commercial Tort Claims

SCHEDULE 4.6-1

EXHIBIT A
TO SECURITY AGREEMENT
PLEDGE SUPPLEMENT
     This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor") pursuant to the Security Agreement, dated as of May ___, 2007 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Las Vegas Sands, LLC, the other Grantors named therein, and The Bank of Nova Scotia, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
     Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:

Name:
Title:
EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO SECURITY AGREEMENT
Additional Information:
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place
of Business (or
Residence if
	Type of	Jurisdiction of	Grantor is a
Full Legal Name	Organization	Organization	Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

(E)	Letter of Credit Rights

Grantor	Description of Letters of Credit

(F)	Necessary Actions and Consents
EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.3
TO SECURITY AGREEMENT
Additional Information:
Pledged Debt:
Securities Account:
Commodities Accounts:
Deposit Accounts:
EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.5
TO SECURITY AGREEMENT
Additional Information:
(A)	Owned Intellectual Property

(B)	Intellectual Property Licenses

(C)	Intellectual Property Exceptions
EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.6
TO SECURITY AGREEMENT
Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-5

EXHIBIT B
TO SECURITY AGREEMENT
DEPOSIT ACCOUNT CONTROL AGREEMENT
     This Deposit Account Control Agreement dated as of [                    ], 20[___] (this “Agreement") among [                    ] (the “Debtor"), [                    ], as collateral agent for the Secured Parties (the “Collateral Agent") and [                    ], in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Security Agreement, dated as of May ___, 2007, between the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement"). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:
     (a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Agent and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and
     (b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.
     Section 2. Control of the Deposit Account. Collateral Agent hereby agrees only to deliver a Notice of Sole Control following the occurrence, and during the continuance, of an Event of Default. If at any time after the Delivery of a Notice of Sole Control the Financial Institution shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Agent in the Deposit Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Collateral Agent, the Financial Institution shall follow the instructions issued by the Collateral Agent.
     Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

EXHIBIT B-1

     Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.
     Section 5. Conflict with Other Agreements.
     (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;
     (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and
     (c) The Financial Institution hereby confirms and agrees that:
     (i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than                     ]; and
     (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.
     Section 6. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agent and the Debtor thereof.
     Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:
     (a) Notice of Sole Control. If at any time the Collateral Agent delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Collateral Agent.
     (b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 11 of this Agreement; and
     (c) Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

EXHIBIT B-2

     Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:
     (a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and
     (b) This Agreement is the valid and legally binding obligation of the Financial Institution.
     Section 9. Indemnification of Financial Institution. The Debtor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.
     Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.
     Section 11 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:	[ ]
[ ]
Attention: [ ]
Telecopier: [ ]

Collateral Agent:	The Bank of Nova Scotia
[ ]
Attention: [ ]
Telecopier: [ ]

Financial Institution:	[ ]
[ ]
Attention: [ ]
Telecopier: [ ]
     Any party may change its address for notices in the manner set forth above.

EXHIBIT B-3

     Section 12. Termination. The obligations of the Financial Institution to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Financial Institution of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Agent’s security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.
     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
     IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[ ],
as Debtor

By:

Name:
Title:

THE BANK OF NOVA SCOTIA,
as Collateral Agent

By:

Name:
Title:

[ ],
as Financial Institution

By:

Name:
Title:

EXHIBIT B-4

EXHIBIT A
TO DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Collateral Agent]
[Date]
[Name and Address of Financial Institution]
Attention: [                    ]
Re: Notice of Sole Control
Ladies and Gentlemen:
     As referenced in the Deposit Account Control Agreement dated as of [          ], 20[___] among [          ] (the “Debtor"), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [                    ] (the “Deposit Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.
     You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, The Bank of Nova Scotia, as Collateral Agent

By:

Name:
Title:
cc: [Name of Debtor]

EXHIBIT B-5

EXHIBIT B
TO DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of the Collateral Agent]
[Date]
[Name and Address of Financial Institution]
Attention: [                    ]
Re: Termination of Deposit Account Control Agreement
     You are hereby notified that the Deposit Account Control Agreement dated as of [                    ], 20[_] among [Name of Debtor] (the “Debtor"), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [                    ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.
     You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, The Bank of Nova Scotia, as Collateral Agent

By:

Name:
Title:

EXHIBIT B-6

EXHIBIT C
TO SECURITY AGREEMENT
FORM OF TRADEMARK SECURITY AGREEMENT
          TRADEMARK SECURITY AGREEMENT, dated as of May [___], 2007 (as amended, restated or otherwise modified, the “Trademark Security Agreement”), between EACH OF THE UNDERSIGNED (other than the Collateral Agent (as herein defined)), whether as an original signatory hereto or as an Additional Grantor (as defined in the Security Agreement) (collectively, “Grantors”), and THE BANK OF NOVA SCOTIA, in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the “Collateral Agent").
W i t n e s s e t h:
          Whereas, Grantors are party to a Security Agreement dated as of May [___], 2007 (the "Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;
          Now, Therefore, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent, as follows:
          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
          SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby grants to Collateral Agent, on behalf of all Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether new, owned or existing or hereafter acquired or arising (collectively, the “Trademark Collateral”): all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing (excluding any United States intent-to-use trademark application prior to the filing and acceptance of a statement of use or an amendment to allege use in connection therewith), including, but not limited to: (i) the registrations and applications referred to on Schedule I hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income payments, claims, damages and proceeds of suit (collectively, “Trademarks”).
          SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set

EXHIBIT C-1

forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
          SECTION 4. Applicable Law. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
          SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
[Remainder of page intentionally left blank]

EXHIBIT C-2

          In Witness Whereof, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

LAS VEGAS SANDS, LLC
By:
Name:
Title:

INTERFACE GROUP-NEVADA, INC.
By:
Name:
Title:

LIDO CASINO RESORT HOLDING COMPANY, LLC
By:
Name:
Title:

LIDO INTERMEDIATE HOLDING COMPANY, LLC
By:
Name:
Title:

EXHIBIT C-3

MALL INTERMEDIATE HOLDING COMPANY, LLC
By:
Name:
Title:

PALAZZO CONDO TOWER, LLC
By:
Name:
Title:

PHASE II MALL HOLDING, LLC
By:
Name:
Title:

PHASE II MALL SUBSIDIARY, LLC
By:
Name:
Title:

SANDS PENNSYLVANIA, INC.
By:
Name:
Title:

EXHIBIT C-4

VENETIAN CASINO RESORT, LLC
By:
Name:
Title:

VENETIAN MARKETING, INC.
By:
Name:
Title:

VENETIAN TRANSPORT LLC
By:
Name:
Title:

VENETIAN VENTURE DEVELOPMENT, LLC
By:
Name:
Title:

EXHIBIT C-5

Accepted and Agreed:

THE BANK OF NOVA SCOTIA,
as Collateral Agent

By:

Name:
Title:

EXHIBIT C-6

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND APPLICATIONS

EXHIBIT C-7